                                                                               .
                                                                               .
                                                                               .



                               JAKKS SUBSIDIARIES

SUBSIDIARY                                                        JURISDICTION
----------                                                        ------------
JP (HK) Limited ......................................            Hong Kong
JAKKS Pacific (HK) Limited ...........................            Hong Kong
  Kidz Biz Limited ...................................            United Kingdom
  Kidz Big Far East Limited ..........................            Hong Kong
J-X Enterprises, Inc. ................................            New York
JAKKS Acquisition Corp. ..............................            Delaware
  Road Champs, Inc. ..................................            Delaware
  Road Champs, Ltd. ..................................            Hong Kong
Pentech International Inc. ...........................            Delaware
  Pentech Cosmetics, Inc. ............................            Delaware
  Sawdust Pencil Co. .................................            Delaware
  Pentech Mon Ami, Inc. ..............................            Delaware
Berk Corporation .....................................            California
Flying Colors Toys, Inc. .............................            Michigan
Flying Colors Toys (HK) Ltd. .........................            Hong Kong
JP Ferrero Parkway, Inc. .............................            California
JACPAC Ventures Inc. .................................            Delaware
All Season Toys, Inc. ................................            Delaware
Toymax International, Inc. ...........................            Delaware
  Toymax Inc. ........................................            New York
  Toymax Sales, Inc. .................................            Delaware
  Toymax (H.K.) Limited ..............................            Hong Kong
  Funnoodle, Inc. ....................................            Delaware
  Funnoodle, (H.K.) Limited ..........................            Hong Kong
  Go Fly A Kite, Inc. ................................            Delaware
  Go Fly A Kite (H.K.) Limited .......................            Hong Kong
  Maxverse Interactive, Inc. .........................            Nevada
  Webgadgits, Inc. ...................................            Delaware
  Kenmax Limited .....................................            Hong Kong
  Billion Delight Limited ............................            Hong Kong